UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 15, 2010

Alere Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(781) 647-3900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 21, 2010, Alere Inc. (the “Company”) issued $400.0 million aggregate principal amount of its 8.625% senior subordinated notes due 2018 (the “Notes”) pursuant to the terms of a purchase agreement (the “Purchase Agreement”) dated September 15, 2010 among the Company, the Subsidiary Guarantors (as defined below) and Jefferies & Company, Inc., Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the several initial purchasers named in the Purchase Agreement (the “Initial Purchasers”).  The Notes were offered and sold to the Initial Purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The Initial Purchasers agreed to resell the Notes only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside of the United States in reliance on Regulation S under the Securities Act.

The Notes bear interest at a rate of 8.625% per year, payable semi-annually on April 1 and October 1 of each year, beginning on April 1, 2011, and will mature on October 1, 2018 unless earlier redeemed.  The Notes were offered at an initial offering price of 100%, with an Initial Purchasers’ discount of 1.75%.  The Company received net proceeds, after the Initial Purchasers’ discount and estimated offering expenses, of approximately $392.0 million.  In the Purchase Agreement, the Company agreed to indemnify the Initial Purchasers against certain liabilities in connection with the offering of the Notes, including civil liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Initial Purchasers may be required to make with respect to those liabilities.

The Notes were issued under an Indenture dated as of May 12, 2009 (the “Base Indenture”) between the Company, as issuer, and U.S. Bank National Association, as trustee, as amended and supplemented by a Ninth Supplemental Indenture dated as of September 21, 2010 among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and U.S. Bank National Association, as trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes are the Company’s senior subordinated unsecured obligations and will be subordinated in right of payment to all of the Company’s existing and future senior debt.  The Company’s obligations under the Notes and the Indenture are fully and unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis by certain of the Company’s domestic subsidiaries as provided in the Indenture (the “Subsidiary Guarantors”), and the Subsidiary Guarantors’ obligations under such guarantees will be subordinated in right of payment to all of their existing and future senior debt.

The Company may, at its option, redeem the Notes, in whole or part, at any time (which may be more than once) on or after October 1, 2014, by paying the principal amount of the Notes being redeemed plus a declining premium, plus accrued and unpaid interest to (but excluding) the redemption date.  The premium declines from 4.313% during the twelve months on and after October 1, 2014 to 2.156% during the twelve months on and after October 1, 2015 to zero on and after October 1, 2016.

The Company may, at its option, at any time (which may be more than once) prior to October 1, 2013, redeem up to 35% of the aggregate principal amount of the Notes (including any applicable Notes issued after September 21, 2010) with money that it raises in certain qualifying equity offerings, so long as:

•	the Company pays 108.625% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to (but excluding) the redemption date;
•	the Company redeems the Notes within 90 days of completing such equity offering; and
•	at least 65% of the aggregate principal amount of the Notes (including any Notes issued after September 21, 2010) remains outstanding afterwards.

The Company may, at its option, at any time (which may be more than once) prior to October 1, 2014, redeem some or all of the Notes by paying the principal amount of the Notes being redeemed plus the payment of a make-whole premium, plus accrued and unpaid interest to (but excluding) the redemption date.

If a change of control occurs, subject to specified conditions, the Company must give holders of the Notes an opportunity to sell the Notes to it at a purchase price of 101% of the principal amount of the Notes, plus accrued and unpaid interest to (but excluding) the date of the purchase.

If the Company or its subsidiaries engage in asset sales, they generally must either invest the net cash proceeds from such sales in their businesses within a specified period of time, repay senior indebtedness or make an offer to purchase a principal amount of the Notes equal to the excess net cash proceeds, subject to certain exceptions. The purchase price of the Notes will be 100% of their principal amount, plus accrued and unpaid interest.

The Indenture provides that the Company and its subsidiaries must comply with various customary covenants.  The covenants under the Indenture limit, among other things, the ability of the Company and its subsidiaries to:

•	incur additional debt;
•	pay dividends on their capital stock or redeem, repurchase or retire their capital stock or subordinated debt;
•	make certain investments;
•	create liens on their assets;
•	transfer or sell assets;
•	engage in transactions with their affiliates;
•	create restrictions on the ability of their subsidiaries to pay dividends or make loans, asset transfers or other payments to the Company and its subsidiaries;
•	issue capital stock of their subsidiaries;
•	engage in any business, other than their existing businesses and related businesses;
•	enter into sale and leaseback transactions;
•	incur layered indebtedness; and
•	consolidate, merge or transfer all or substantially all of the assets of the Company or the Company and its subsidiaries (taken as a whole).

These covenants are subject to important exceptions and qualifications, which are set forth in the Indenture.  At any time that the Notes are rated investment grade, and subject to certain conditions, certain covenants will be suspended with respect to the Notes.

In connection with the issuance and sale of the Notes, the Company and the Subsidiary Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers dated September 21, 2010. Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the Notes. In addition, the Company and the Subsidiary Guarantors have agreed to exchange the guarantees related to the Notes for registered guarantees having substantially the same terms as the original guarantees.  The Company and the Subsidiary Guarantors agreed to use commercially reasonable efforts to cause the exchange offer to be completed within 270 days after the issuance of the Notes. The Company and the Subsidiary Guarantors are required to pay additional interest on the Notes if they fail to comply with their registration obligations within the specified time periods.

Copies of the Purchase Agreement, the Supplemental Indenture, the Form of Note and the Registration Rights Agreement are attached hereto as Exhibits 1.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.  The Base Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 12, 2009, filed on May 12, 2009, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1
Purchase Agreement dated September 15, 2010 among Alere Inc., the subsidiary guarantors named therein and Jefferies & Company, Inc., Goldman, Sachs & Co. and Citigroup Global Markets Inc., as Representatives of the Initial Purchasers

4.1
Indenture dated May 12, 2009 between Alere Inc., as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 12, 2009, filed on May 12, 2009)

4.2	Ninth Supplemental Indenture dated September 21, 2010 among Alere Inc., as issuer, the subsidiary guarantors named therein, as guarantors, and U.S. Bank National Association, as trustee
4.3	Form of 8.625% Senior Subordinated Note due 2018 (included in Exhibit 4.2 above)
4.4
Registration Rights Agreement dated September 21, 2010 among Alere Inc., the subsidiary guarantors named therein and Jefferies & Company, Inc., Goldman, Sachs & Co. and Citigroup Global Markets Inc., as Representatives of the Initial Purchasers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

BY:	/s/ Jay McNamara
Jay McNamara
Senior Counsel – Corporate & Finance

Dated:  September 21, 2010

EXHIBIT INDEX

Exhibit No.	Description

1.1
Purchase Agreement dated September 15, 2010 among Alere Inc., the subsidiary guarantors named therein and Jefferies & Company, Inc., Goldman, Sachs & Co. and Citigroup Global Markets Inc., as Representatives of the Initial Purchasers

4.1
Indenture dated May 12, 2009 between Alere Inc., as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 12, 2009, filed on May 12, 2009)

4.2	Ninth Supplemental Indenture dated September 21, 2010 among Alere Inc., as issuer, the subsidiary guarantors named therein, as guarantors, and U.S. Bank National Association, as trustee
4.3	Form of 8.625% Senior Subordinated Note due 2018 (included in Exhibit 4.2 above)
4.4
Registration Rights Agreement dated September 21, 2010 among Alere Inc., the subsidiary guarantors named therein and Jefferies & Company, Inc., Goldman, Sachs & Co. and Citigroup Global Markets Inc., as Representatives of the Initial Purchasers